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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Amendment No. 2 to Form S-1 (File No. 333-48123) of our reports dated February 27, 1998, on our audits of the financial statements of Delphi Partners, Inc., The Hackett Group, Inc., Relational Technologies, Inc. and Legacy Technology, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

Miami, Florida

May 22, 1998